UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

SENSE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

000-29990

(Commission File Number)

British Columbia

90010141

(State or other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

2535 N. Carleton Avenue, Grand Island, NE  68803

 (Address of principal executive offices) (Zip Code)

(303) 381-1355

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2016 Sense Technologies Inc. (the “Company”) completed a reverse stock split of its common shares on a 10 old shares for each new share basis.   The reverse stock split was approved by shareholders of the Company at the annual shareholder meeting held on January 15, 2016.

The Company’s common stock will trade on the OTC Pink market on a post-reverse-split basis under the trading symbol “SNSG” and under a new CUSIP number 816923205.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from approximately 144,186,784 common shares to 14,418,621 common shares. No fractional shares will be issued. All fractional shares resulting from the reverse split will be rounded down to the nearest whole number of common shares.

On April 21, 2016, the Company issued a news release entitled “Sense Announces Reverse Stock Split”. A copy of the news release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit
99.1	News release dated April 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sense Technologies Inc.
Date	April 21, 2016	(Registrant)
/s/ Bruce Schreiner
Bruce Schreiner, President